Exhibit 99.1

News Release Arch Chemicals, Inc. 501 Merritt 7 P.O. Box 5204 Norwalk, CT 06856

Investor Contact: Mark E. Faford (203) 229-2654

Press Contact: Dale N. Walter (203) 229-3033

ARCH CHEMICALS ENTERS INTO NEW ACCOUNTS RECEIVABLE SECURITIZATION FACILITY

NORWALK, CT, October 8, 2009 — Arch Chemicals, Inc. (NYSE: ARJ) announced today that it has entered into a trade accounts receivable securitization facility with PNC Bank and its affiliate, Market Street Funding LLC, which will provide up to $80 million of funding to the Company. This facility replaces the Company’s previous securitization facility with SunTrust Bank and its affiliates; and it follows the Company’s recent completion of its seven-year, $75 million private placement in September and its $100 million term loan completed earlier in the year.

Arch Chemicals’ Senior Vice President and CFO Steven C. Giuliano said: “We are pleased to have closed on this receivables securitization facility. It is an attractive source of funding which fits well with the seasonal nature of our working capital needs, as well as our strategy of maintaining diversified sources of liquidity.”

About Arch

Headquartered in Norwalk, Connecticut (USA), Arch Chemicals, Inc. is a global Biocides company with annual sales of approximately $1.5 billion. Arch and its subsidiaries provide innovative, chemistry-based and related solutions to selectively destroy and control the growth of harmful microbes. The Company’s concentration is in water treatment, hair and skin care products, treated wood, preservation and protection applications such as for paints and building products, and health and hygiene applications. Arch Chemicals operates in two segments: Treatment Products and Performance Products. Together with its subsidiaries, Arch has approximately 3,000 employees and manufacturing and customer-support facilities in North and South America, Europe, Asia, Australia and Africa. For more information, visit the Company’s Web site at http://www.archchemicals.com.

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Except for historical information contained herein, the information set forth in this communication contains forward-looking statements that are based on management’s beliefs, certain assumptions made by management and management’s current expectations, outlook, estimates and projections about the markets and economy in which the Company and its various businesses operate. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “opines,” “plans,” “predicts,” “projects,” “should,” “targets” and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Future Factors”), which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expected or forecasted in such forward-looking statements. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise. Future Factors which could cause actual results to differ materially from those discussed include but are not limited to: general economic and business and market conditions; continued weakening in U.S., European and Asian economies; increases in interest rates; changes in foreign currencies against the U.S. dollar; customer acceptance of new products; efficacy of new technology; changes in U.S. or foreign laws and regulations; increased competitive and/or customer pressure; loss of key customers; the Company’s ability to maintain chemical price increases; higher-than-expected raw material and energy costs and availability for certain chemical product lines; a change in the antidumping duties on certain products; increased foreign competition in the calcium hypochlorite markets; inability to obtain transportation for our chemicals; unfavorable court decisions, including unfavorable decisions in appeals of antidumping rulings, arbitration or jury decisions or tax matters; the supply/demand balance for the Company’s products, including the impact of excess industry capacity; failure to achieve targeted cost-reduction programs; capital expenditures in excess of those scheduled; environmental costs in excess of those projected; the occurrence of unexpected manufacturing interruptions/outages at customer or Company plants; a decision by the Company not to start up the hydrates manufacturing facility; unfavorable weather conditions for swimming pool use; inability to expand sales in the professional pool dealer market; the impact of global weather changes; changes in the Company’s stock price; ability to obtain financing at attractive rates; financial market disruptions that impact our customers or suppliers; and gains or losses on derivative instruments.

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